SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 28, 2000
                                                  --------------


                               Dime Bancorp, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



          Delaware                      001-13094                11-3197414
--------------------------          ----------------        -------------------
(State or Other Jurisdiction)          (Commission             (IRS Employer
                                       File Number)         Identification No.)


     589 Fifth Avenue
     New York, New York                                                10017
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code: (212) 326-6170
                                                    --------------


                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
         ------------

         On April 28, 2000, Dime Bancorp, Inc. ("Dime") entered into a Termination, Option Cancellation and Settlement Agreement (the "Termination Agreement") between Hudson United Bancorp and Dime. This current report on Form 8-K includes the Termination Agreement.

         On April 28, 2000, Dime issued the following press release:

                  DIME-HUDSON UNITED TERMINATE MERGER AGREEMENT

         New York, NY and Mahwah, NJ -- April 28, 2000 -- Dime Bancorp, Inc. (NYSE:DME) and Hudson United Bancorp (NYSE:HU) announced today that they had mutually agreed to terminate their pending merger agreement.

         Dime and Hudson United also agreed to cancel the stock options granted to each other in connection with the merger agreement and to release each other from any claims related to these arrangements.

         In light of the fact that North Fork Bancorporation's hostile offer for Dime was an "initial triggering event" under the stock option Dime originally issued to Hudson United, Dime has agreed that Hudson United would be entitled to receive from $50 million to $92 million if Dime is acquired by, merges with, or sells a substantial amount of its assets to another company before October 28, 2001. The circumstances are parallel to those that would have allowed Hudson United to exercise the original stock option and the amounts owed are less than or equal to the amounts that would have been due under the stock option, which had no upper limit. Dime also agreed to a lesser payment if it sold a significant subsidiary before the same date. If none of these circumstances occurs before October 28, 2001, Dime agreed to pay Hudson United $15 million.

         Dime and Hudson also said that they had agreed not to discuss the reasons for the decision to terminate the merger and that their previously-announced special meetings of shareholders had been canceled.

         Dime, with assets of $24.2 billion and stockholders' equity of $1.6 billion at March 31, 2000, is the parent company of The Dime Savings Bank of New York, FSB (www.dime.com), a regional bank serving consumers and businesses through 127 branches located throughout the greater New York City metropolitan area. Directly and through its mortgage banking subsidiary, North American Mortgage Company (www.namc.com), Dime also provides consumer loans, insurance products and mortgage banking services throughout the United States.


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


         Hudson United Bancorp's total assets at March 31, 2000 were $9.3 billion, total loans were $5.6 billion and total deposits were $6.1 billion. Hudson United Bancorp is the multi-state bank holding company for Hudson United Bank which has over 200 offices in New Jersey, New York, Connecticut and Pennsylvania.

         Investors are urged to read Dime's solicitation/recommendation statement filed with the Securities and Exchange Commission on Schedule 14D-9 on March 21, 2000, and any amendments or supplements to the statement when they become available, because they contain important information. Each of these documents has been or will be filed with the SEC and investors may obtain them for free from the SEC at the SEC's website (www.sec.gov.) or from Dime by directing such request to: Dime Bancorp, Inc., Investor Relations Dept. 589 Fifth Avenue, New York, NY, telephone (212-326-6170), or Innisfree M&A Incorporated at (888 750-5834).

CONTACTS
---------

For Dime:                                   For Hudson United:

Franklin L. Wright                          Chris A. McFadden
Executive Vice President                    Chief Financial Officer
212-326-6170                                201-236-6144


Mike Pascale/Rhonda Barnat                  Gerard Carney
Abernathy MacGregor Group                   TorranceCo
212-371-5999                                212-521-5233


Item 7.    Financial Statements, Pro Forma Financial Information
           -----------------------------------------------------
           and Exhibits.
           ------------

(a)-(b)    Not applicable.

(c)        Exhibits Required by Item 601 of Regulation S-K

           Exhibit Number        Description
           --------------        -----------

               10.1 Termination, Option Cancellation and Settlement Agreement, dated as of April 28, 2000 between Hudson United Bancorp and Dime Bancorp, Inc.



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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         DIME BANCORP, INC.




                                         By: /s/ James E. Kelly
                                             ------------------------------
                                             Name: James E. Kelly
                                             Title: General Counsel


Date: May 1, 2000

                                  EXHIBIT INDEX


Exhibit Number          Description
--------------          -----------

10.1                    Termination, Option Cancellation and
                        Settlement Agreement, dated as of April 28,
                        2000 between Hudson United Bancorp and Dime
                        Bancorp, Inc.


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